UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 16, 2007


                            Anika Therapeutics, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                    000-21326                04-3145961
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  (State of Incorporation)   (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)


32 Wiggins Avenue, Bedford, MA                                     01730
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(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code:        (781) 457-9000
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               160 New Boston Street, Woburn, Massachusetts 01801
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

                Section 1 - Registrant's Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

     On November 16, 2007, Anika Therapeutics, Inc. (the "Company") agreed to terminate the License and Development Agreement (the "License Agreement") with Galderma Pharma S.A., a joint venture between Nestle and L'Oreal ("Galderma"), and the Supply Agreement (together with the License Agreement, the "Agreements") with Galderma and Galderma S.A., an affiliate of Galderma for the exclusive worldwide development and commercialization of hyaluronic acid based cosmetic tissue augmentation ("CTA") products. Both Agreements were entered into on June 30, 2006. Pursuant to the Agreements, Anika was responsible for the development and manufacturing of the CTA products, and Galderma was responsible for the commercialization, including distribution and marketing, of the CTA products worldwide. The Company and Galderma mutually agreed to the termination of the Agreements.

     Under the terms of the Agreements, the Company received an upfront payment of $1 million. The Agreements also set forth milestone events related to final regulatory approvals of the CTA products in the United States and Europe, respectively, that entitled the Company to aggregate milestone payments of up to $5 million for the initial CTA product (of which $3.5 million was received) and up to an additional $1.5 million for each additional CTA product that the parties agreed to develop and market. In addition, the Agreements would have provided the Company with transfer payments for supplying Galderma with the CTA products and royalties based on sales of the Company's CTA products by Galderma to its customers. The Agreements also provided for a number of additional milestone payments of up to $14.5 million if CTA product net sales exceed certain net sales targets. Under the terms of the Agreements, Galderma would have supported the development of the Company's CTA products, including reimbursement for certain development costs for the enhancement of the initial CTA product, line extensions and clinical trial support, and the Company was responsible for obtaining regulatory approvals. The Agreements had an initial term of ten years, unless earlier terminated pursuant to any one of several early termination rights of each party or renewed.

     To terminate the Agreements, on November 16, 2007, the Company, Galderma and Galderma S.A. entered into a Termination Agreement (the "Termination Agreement"). Pursuant to the Termination Agreement, the Company will reacquire worldwide control of the future development and marketing of ELEVESS, the brand name of the Company's CTA products, and pay Galderma $4,250,000 for the worldwide rights and ownership of the ELEVESS trademark and all related packaging, marketing and promotional materials, as well as the clinical studies, marketing research and training materials developed by Galderma. The Termination Agreement contains mutual covenants and indemnifications that clarify the post-termination rights and obligations of the parties and is subject to certain closing conditions.

     The foregoing description of the Agreements and the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreements, which, in the case of the Agreements, have been previously filed with the Securities and Exchange Commission, or, in the case of the Termination Agreement, will be filed with the Company's Annual Report on Form 10-K for the year ending December 31, 2007.

     The Company issued a press release concerning the Termination Agreement, which is attached hereto as Exhibit 99.1.


                  Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description
-------------  -----------------------------------------------------------------
99.1           Press Release issued by Anika Therapeutics, Inc. on November 20,
               2007



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           ANIKA THERAPEUTICS, INC.

November 21, 2007                      By: /s/ KEVIN W. QUINLAN
                                           -------------------------------------
                                           Kevin W. Quinlan
                                           Chief Financial Officer
                                           (Principal Financial Officer)

                                  Exhibit Index


Exhibit No.    Description
-------------  -----------------------------------------------------------------
99.1           Press Release issued by Anika Therapeutics, Inc. on November 20,
               2007